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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                         OF TRANSTECHNOLOGY CORPORATION

                                                  Jurisdiction of
                                                  Incorporation
                                                  ---------------

Aerospace Rivet Manufacturers Corporation         California
Anderton (Predecessors) Limited                   England
Electronic Connections and Assemblies, Inc.       Delaware
Industrial Retaining Ring Company                 New Jersey
NORCO, Inc.                                       Connecticut
Palnut Fasteners, Inc.                            Delaware
Rancho TransTechnology Corporation                California
Retainers, Inc.                                   New Jersey
Seeger Inc.                                       Delaware
Seeger-Orbis Beteiligungsgesellschaft GmbH        Germany
Seeger-Orbis GmbH & Co. OHG                       Germany
TransTechnology Brasil Ltda                       Brazil
SSP Industries                                    California
SSP International Sales, Inc.                     California
TCR Corporation                                   Minnesota
TransTechnology (GB) Limited                      England
TransTechnology Acquisition Corporation           Delaware
TransTechnology Aerospace, Inc.                   California
TransTechnology Australasia Pty. Ltd.             Australia
TransTechnology (Europe) Ltd.                     England
TransTechnology International Corporation         Virgin Islands
TransTechnology Seeger Inc.                       Delaware
TransTechnology Seeger-Orbis GmbH                 Germany
TransTechnology Systems & Services, Inc.          Michigan
TransTechnology Canada Corporation                Ontario, Canada
TransTechnology Engineered Components, LLC        Delaware